EXHIBIT 23.2 - CONSENT OF SCHAUER TAYLOR COX VISE & MORGAN, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report, dated March 17, 2005, relating to the consolidated financial statements of Appalachian Bancshares, Inc. and subsidiaries for the three years ended December 31, 2004, included in this Annual Report on Form 10-K and incorporated herein by reference in the previously filed Registration Statements of Appalachian Bancshares, Inc. on Form S-8.

/s/ Schauer Taylor Cox Vise & Morgan, P.C.

Birmingham, Alabama
March 30, 2006